Exhibit 99.1

Heritage Commerce Corp Earns $8.8 Million for the Second Quarter of 2021, and $20.0 Million for the First Six Months of 2021

San Jose, CA — July 22, 2021 — Heritage Commerce Corp (Nasdaq: HTBK), the holding company (the “Company”) for Heritage Bank of Commerce (the “Bank”), today announced second quarter 2021 net income of $8.8 million, or $0.15 per average diluted common share, compared to $10.6 million, or $0.18 per average diluted common share, for the second quarter of 2020, and $11.2 million, or $0.19 per average diluted common share, for the first quarter of 2021. For the six months ended June 30, 2021, net income was $20.0 million, or $0.33 per average diluted common share, compared to $12.5 million, or $0.21 per average diluted common share, for the six months ended June 30, 2020. Earnings for the second quarter and first six months of 2021 included a $4.0 million reserve for a legal settlement as noninterest expense, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2021. Earnings for the first six months of 2020 were impacted by the effect of $14.4 million in pre-tax current expected credit losses (“CECL”) related provision for credit losses on loans, driven by forecasted effects on economic activity from the Coronavirus pandemic and $2.5 million of pre-tax merger-related costs in the first six months of 2020. All results are unaudited.

“Reflective of an improving local economy, we delivered solid second quarter earnings, supported by higher levels of loans on both a year-over-year and linked quarter basis. Core loans, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans and residential mortgage loans, increased by $65.6 million, or 3%, from a year ago, and increased by $59.6 million, or 3%, from the first quarter of 2021. Total loans increased by $138.4 million, or 5%, from a year ago, and increased by $120.1 million, or 4%, from the first quarter of 2021, while total deposits were higher by $444.2 million, or 11%, year-over-year, and increased $65.4 million, or 2%, from the first quarter of 2021. Our disciplined approach to managing core operating expenses also contributed to profitability during the second quarter of 2021,” said Mr. Walter Kaczmarek, President and Chief Executive Officer. “In addition, second quarter results benefitted from the recapture of ($493,000) in credit losses on loans, compared to a provision for credit losses on loans of $1.1 million taken in the second quarter of 2020.”

“From the onset of the pandemic, we have been an active participant in the SBA PPP loan program,” said Mr. Kaczmarek. “PPP loans generated interest and fee income of $2.7 million during the second quarter of 2021, and $6.9 million for the first six months of 2021.” As of June 30, 2021, the Company had a total of $286.5 million in PPP loans outstanding and $6.9 million of remaining net deferred fees outstanding.

“Our credit quality remained strong, as nonperforming assets (“NPAs”) declined ($2.9) million, or (32%), at June 30, 2021 to $6.2 million, from $9.1 million at June 30, 2020, and increased $587,000 from $5.6 million at March 31, 2021. In addition, net recoveries totaled $153,000 for the current quarter, compared to $373,000 in net charge-offs for the second quarter of 2020, and net recoveries of $1.4 million for the first quarter of 2021,” said Mr. Kaczmarek. “We believe that with our healthy capital and liquidity positions, strong earnings power, conservative credit culture, and dedicated employees, we remain well positioned for growth as we head into the second half of the year.”

SBA PPP Loan Program:

In response to economic stimulus laws passed by Congress in 2020 and 2021, the Bank has now funded two rounds of PPP loans. At June 30, 2021, after accounting for loan payoffs and SBA loan forgiveness, “Round 1” PPP loans were $91.9 million and “Round 2” PPP loans were $194.6 million. In total the Bank had $286.5 million in outstanding PPP loan balances at June 30, 2021. The following table shows interest income, fee income and deferred origination costs generated by the PPP loans, and the PPP loan outstanding balances and related deferred fees and costs for the periods indicated:

	At or For the Quarter Ended:			At or For the Six Months Ended:
PPP LOANS	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Interest income	$831	$784	$582	$1,615	$582
Fee income, net	1,876	3,401	637	5,276	637
Total	$2,707	$4,185	$1,219	$6,891	$1,219

Deferred origination costs (contra expense)	$41	$766	$1,240	$807	$1,240

PPP loans outstanding at period end:
Round 1	$91,849	$170,391	$324,550	$91,849	$324,550
Round 2	194,612	179,353	—	194,612	—
Total	$286,461	$349,744	$324,550	$286,461	$324,550

Deferred fees outstanding at period end	$(7,747)	$(8,757)	$(10,430)	$(7,747)	$(10,430)
Deferred costs outstanding at period end	869	1,099	1,155	869	1,155
Total	$(6,878)	$(7,658)	$(9,275)	$(6,878)	$(9,275)

On December 27, 2020, the President signed into law the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Act”) which revised rules regarding PPP loans, provided supplemental PPP loan funding for new and existing borrowers and expanded the types of business expenses that are forgivable under the PPP program. On January 6, 2021, Treasury issued new Interim Final Rules (“IFRs”) to address the Act’s creation of PPP Second Draw Loans as well as other changes to the PPP program requirements. The IFRs codified aspects of the PPP program not specifically addressed in the Act:

●	Extending the application deadline to submit a PPP loan application to May 31, 2021, and the SBA approval deadline to June 30, 2021.
●	Allowing new PPP borrowers to use either 2019 or 2020 for business records in determining maximum loan amount.
●	Maintaining a $2 million loan amount necessity certification safe harbor.
●	Allowing borrowers who returned or did not originally accept PPP loan proceeds to reapply for receipt of those funds.

Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”):

On April 7, 2020, U.S. banking agencies issued the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus. The statement describes accounting for COVID-19-related loan modifications and clarifies the interaction between current accounting rules and the temporary relief provided by the CARES Act. Initially, the Bank made accommodations for payment deferrals for a number of customers with a window of up to 90 days, with the potential of an additional 90 days of payment deferral (180 days maximum) upon application. The Bank also waived all customary applicable fees. Of the loans for which deferrals were originally granted, nearly all have returned to regular payment status. At June 30, 2021, there were three remaining second deferments totaling $1.8 million.

In addition to its portfolio of SBA PPP loans, the Bank also had a portfolio of SBA 7(a) loans totaling $46.5 million as of June 30, 2021. The following table reflects the status of these SBA 7(a) loans as of June 30, 2021:

SBA 7(a) LOANS		Number
(in $000’s, unaudited)	Balance	of Loans
SBA 7(a) loans (monthly payments are made
through the CARES Act )	$28,075	158
CARES extended SBA payment	17,858	81
Payments Not Made / NSF / Returned	410	2
New loans / No payment due	120	5
Total Portfolio	$46,463	246

The CARES Act was amended in December 2020 to include $3.5 billion of extended debt relief payments for SBA borrowers. The program was subsequently modified by the SBA to provide two additional monthly payments of principal and interest totaling a maximum of $9,000 per month and an additional three payments to borrowers considered “underserved” as defined in the amended legislation.

Credit Quality and Performance

At June 30, 2021, NPAs declined by ($2.9) million, or (32%), to $6.2 million, compared to $9.1 million at June 30, 2020, and increased by $587,000, or 10% from $5.6 million at March 31, 2021. The change in NPAs at June 30, 2021, compared to June 30, 2020 and March 31, 2021, resulted primarily from the sale of underlying properties and the payoff of related loans and the paydown of other loans, partially offset by additional loans that went on NPA status during the first six months of 2021. Classified assets increased to $32.4 million, or 0.64% of total assets, at June 30, 2021, compared to $31.5 million, or 0.68% of total assets, at June 30, 2020, and decreased from $33.4 million, or 0.67% of total assets, at March 31, 2021.

The Company continues to monitor portfolio loans made to commercial customers with businesses in higher risk sectors due to the COVID-19 pandemic. The following table provides a breakdown of such loans as a percentage of total loans for the periods indicated:

	% of Total	% of Total	% of Total
	Loans at	Loans at	Loans at
HIGHER RISK SECTORS (unaudited)	June 30, 2021	March 31, 2021	June 30, 2020
Health care and social assistance:
Offices of dentists	1.88%	2.06%	1.79%
Offices of physicians (except mental health specialists)	0.76%	0.89%	0.76%
Other community housing services	0.23%	0.24%	0.27%
All others	2.12%	1.99%	2.21%
Total health care and social assistance	4.99%	5.18%	5.03%
Retail trade:
Gasoline stations with convenience stores	2.42%	2.54%	1.90%
All others	1.91%	2.16%	2.44%
Total retail trade	4.33%	4.70%	4.34%
Accommodation and food services:
Full-service restaurants	1.41%	1.56%	1.38%
Limited-service restaurants	0.56%	0.64%	0.79%
Hotels (except casino hotels) and motels	0.81%	0.86%	0.89%
All others	0.68%	0.75%	0.70%
Total accommodation and food services	3.46%	3.81%	3.76%
Educational services:
Elementary and secondary schools	0.58%	0.58%	0.65%
Education support services	0.44%	0.46%	0.40%
All others	0.20%	0.24%	0.24%
Total educational services	1.22%	1.28%	1.29%
Arts, entertainment, and recreation	1.31%	1.40%	1.26%
Purchased participations in micro loan portfolio	0.39%	0.50%	0.80%
Total higher risk sectors	15.70%	16.87%	16.48%

The decrease in higher risk sector loans at June 30, 2021, compared to June 30, 2020 and March 31, 2021 was primarily due to the forgiveness of PPP loans.

Second Quarter Ended June 30, 2021

Operating Results, Balance Sheet Review, Capital Management, and Credit Quality

(as of, or for the periods ended June 30, 2021, compared to June 30, 2020, and March 31, 2021, except as noted):

Operating Results:

♦	Diluted earnings per share were $0.15 for the second quarter of 2021, compared to $0.18 for the second quarter of 2020, and $0.19 for the first quarter of 2021. Diluted earnings per share were $0.33 for the first six months of 2021, compared to $0.21 for the first six months of 2020.

♦	The following table indicates the ratios for the return on average tangible assets and the return on average tangible equity for the periods indicated:

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(unaudited)	2021	2021	2020	2021	2020
Return on average tangible assets	0.73%	0.99%	1.01%	0.85%	0.62%
Return on average tangible equity	8.84%	11.50%	11.06%	10.16%	6.45%

●	The decrease in the return of average tangible assets and the return on average tangible equity for the second quarter of 2021, compared to the second quarter of 2020 and the first quarter of 2021, was primarily due to the $4.0 million reserve for a legal settlement.

♦	Net interest income, before provision for credit losses on loans, remained relatively flat at $34.9 million for the second quarter of 2021, compared to $34.9 million for the second quarter of 2020 and $35.0 million for the first quarter of 2021. Net interest income, before provision for credit losses on loans decreased (5%) to $69.8 million for the first six months of 2021, compared to $73.5 million for the first six months of 2020, primarily due to decreases in the prime rate and decreases in yields on investment securities and overnight funds, which were partially offset by interest income and fees on PPP loans.

●	The fully tax equivalent (“FTE”) net interest margin contracted 46 basis points to 3.00% for the second quarter of 2021, from 3.46% for the second quarter of 2020, primarily due to declines in the average yields on loans, investment securities, and overnight funds, partially offset by a decline in the cost of interest-bearing liabilities and higher interest income and fees on PPP loans. The FTE net interest margin decreased 22 basis points for the second quarter of 2021 from 3.22% for the first quarter of 2021, primarily due to declines in the average yields on loans, and a decrease in fees on PPP loans.

●	For the first six months of 2021, the FTE net interest margin contracted 73 basis points to 3.10%, compared to 3.83% for the first six months of 2020, primarily due to the impact of decreases in the yields on loans, investment securities, and overnight funds, partially offset by additional interest and fee income from PPP loans.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio decreased to 4.80% for the second quarter of 2021, compared to 4.92% for the second quarter of 2020, primarily due to a decline in the average yield on loans, and an increase in the average balances of lower yielding residential mortgages and PPP loans relative to the average yield on core bank and asset-based lending loans, partially offset by an increase in interest and fees on PPP loans.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2021			June 30, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,293,398	$26,004	4.55%	$2,369,004	$27,694	4.70%
SBA PPP loans	334,604	831	1.00%	231,251	582	1.01%
PPP fees, net	—	1,876	2.25%	—	637	1.11%
Bay View Funding factored receivables	48,993	2,772	22.69%	44,574	2,562	23.12%
Purchased residential mortgages	113,467	981	3.47%	31,219	197	2.54%
Purchased commercial real estate ("CRE") loans	14,602	110	3.02%	25,542	210	3.31%
Loan fair value mark / accretion	(10,643)	865	0.15%	(14,497)	963	0.16%
Total loans (includes loans held-for-sale)	$2,794,421	$33,439	4.80%	$2,687,093	$32,845	4.92%

●	The average yield on the total loan portfolio decreased to 4.80% for the second quarter of 2021, compared to 5.24% for the first quarter of 2021, primarily due to a decline in the average yield on loans, and an increase in the average balance of lower yielding residential mortgages, and a decrease in fees on PPP loans.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2021			March 31, 2021
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,293,398	$26,004	4.55%	$2,225,342	$25,581	4.66%
SBA PPP loans	334,604	831	1.00%	319,168	784	1.00%
PPP fees, net	—	1,876	2.25%	—	3,401	4.32%
Bay View Funding factored receivables	48,993	2,772	22.69%	48,094	2,650	22.35%
Purchased residential mortgages	113,467	981	3.47%	22,194	119	2.17%
Purchased CRE loans	14,602	110	3.02%	17,162	172	4.06%
Loan fair value mark / accretion	(10,643)	865	0.15%	(11,626)	1,129	0.21%
Total loans (includes loans held-for-sale)	$2,794,421	$33,439	4.80%	$2,620,334	$33,836	5.24%

●	The average yield on the total loan portfolio decreased to 5.01% for the six months ended June 30, 2021, compared to 5.23% for the six months ended June 30, 2020, primarily due to decreases in the prime rate on loans, and an increase in the average balance of lower yielding PPP loans, partially offset by an increase in fees on PPP loans.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2021			June 30, 2020
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank and asset-based lending	$2,259,558	$51,588	4.60%	$2,395,469	$57,798	4.85%
SBA PPP loans	326,928	1,615	1.00%	115,669	582	1.01%
PPP fees, net	—	5,276	3.25%	—	637	1.11%
Bay View Funding factored receivables	48,546	5,422	22.52%	46,022	5,439	23.77%
Purchased residential mortgages	68,083	1,099	3.26%	32,147	427	2.67%
Purchased CRE loans	15,875	281	3.57%	26,441	459	3.49%
Loan fair value mark / accretion	(11,132)	1,994	0.18%	(15,339)	2,285	0.19%
Total loans (includes loans held-for-sale)	$2,707,858	$67,275	5.01%	$2,600,409	$67,627	5.23%

●	In aggregate, the original total net purchase discount on loans from the Focus Business Bank, Tri-Valley Bank, United American Bank, and Presidio Bank loan portfolios was $25.2 million. In aggregate, the remaining net purchase discount on total loans acquired was $10.1 million at June 30, 2021.

♦	The average cost of total deposits was 0.11% for the second quarter of 2021, compared to 0.17% for the second quarter of 2020 and 0.12% for the first quarter of 2021. The average cost of total deposits was 0.12% for the six months ended June 30, 2021, compared to 0.19% for the six months ended June 30, 2020.

♦	During the second quarter of 2021, there was a recapture of ($493,000) in credit losses on loans, primarily due to recoveries on previously charged-off loans, compared to a $1.1 million provision for credit losses on loans taken in the second quarter of 2020, and the recapture of ($1.5) million in credit losses on loans for the first quarter of 2021. There was a recapture of ($2.0) million in credit losses on loans for the six months ended June 30, 2021, compared to a $14.4 million provision for credit losses on loans for the six months ended June 30, 2020.

●	The higher provision for credit losses on loans for the first six months of 2020 was driven primarily by a significantly deteriorated economic outlook resulting from the Coronavirus pandemic. Ongoing impacts of the CECL methodology will be dependent upon changes in economic conditions and forecasts, originated and acquired loan portfolio composition, portfolio duration, and other factors.

♦	Total noninterest income was $2.2 million for the second quarter of 2021, compared to $2.1 million for the second quarter of 2020 and $2.3 million for the first quarter of 2021.

●	For the six months ended June 30, 2021, total noninterest income decreased to $4.5 million, compared to $5.3 million for the six months ended June 30, 2020, primarily as a result of lower service charges and fees on deposits during the first six months of 2021, and a $791,000 gain on disposition of foreclosed assets and a $270,000 gain on the sale of securities during the first six months of 2020.

♦	Total noninterest expense for the second quarter of 2021 increased to $25.8 million, compared to $21.0 million for the second quarter of 2020, primarily due to a $4.0 million reserve for a legal settlement. Noninterest expense for the second quarter of 2021 increased from $23.2 million for the first quarter of 2021, primarily due to the reserve for a legal settlement, partially offset by lower salaries and employee benefits during the second quarter of 2021.

●	Noninterest expense for the six months ended June 30, 2021 increased to $49.0 million, compared to $46.8 million for the six months ended June 30, 2020, primarily due to a reserve for a legal settlement, partially offset by higher merger-related costs during the first six months of 2020.
●	The following table reflects pre-tax merger-related costs resulting from the merger with Presidio for the periods indicated:

	For the Quarter Ended			For the Six Months Ended
MERGER-RELATED COSTS	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Salaries and employee benefits	$—	$—	$—	$—	$356
Other	(24)	58	59	34	2,127
Total merger-related costs	$(24)	$58	$59	$34	$2,483

●	Full time equivalent employees were 330 at June 30, 2021, and 340 at June 30, 2020, and 325 at March 31, 2021.

♦	The efficiency ratio was 69.58% for the second quarter of 2021, compared to 56.76% for the second quarter of 2020, and 62.38% for the first quarter of 2021. The efficiency ratio for the six months ended June 30, 2021 was 65.97%, compared to 59.38% for the six months ended June 30, 2020. Excluding the $4.0 million reserve for a legal settlement, the efficiency ratio was 58.78% for the second quarter of 2021, and 60.59% for the first six months of 2021.

♦	Income tax expense was $3.0 million for the second quarter of 2021, compared to $4.3 million for both the second quarter of 2020 and the first quarter of 2021. The effective tax rate for the second quarter of 2021 was 25.1%, compared to 28.7% for the second quarter of 2020, and 27.8% for the first quarter of 2021. Income tax expense for the six months ended June 30, 2021 was $7.3 million, compared to $5.1 million for the six months ended June 30, 2020. The effective tax rate for the six months ended June 30, 2021 was 26.7%, compared to 29.2% for the six months ended June 30, 2020.

●	The difference in the effective tax rate for the periods reported compared to the combined Federal and state statutory tax rate of 29.6% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low-income housing limited partnerships (net of low-income housing investment losses), and tax-exempt interest income earned on municipal bonds.

Balance Sheet Review, Capital Management and Credit Quality:

●Total assets reached $5.1 billion at June 30, 2021, an increase of 10% from $4.61 billion at June 30, 2020, and increased 1% from $5.00 billion at March 31, 2021.

●	Securities available-for-sale, at fair value, totaled $146.0 million at June 30, 2021, compared to $323.6 million at June 30, 2020, and $196.7 million at March 31, 2021. At June 30, 2021, the Company’s securities available-for-sale portfolio was comprised of $130.9 million of agency mortgage-backed securities (all issued by U.S. Government sponsored entities), and $15.1 million of U.S. Treasury securities. The pre-tax unrealized gain on securities available-for-sale at June 30, 2021 was $4.3 million, compared to a pre-tax unrealized gain on securities available-for-sale of $8.7 million at June 30, 2020, and a pre-tax unrealized gain on securities available-for-sale of $4.9 million at March 31, 2021. All other factors remaining the same, when market interest rates are decreasing, the Company will experience a higher unrealized gain (or a lower unrealized loss) on the securities portfolio.

●	At June 30, 2021, securities held-to-maturity, at amortized cost, totaled $421.3 million, compared to $322.7 million at June 30, 2020, and $306.5 million at March 31, 2021. At June 30, 2021, the Company’s securities held-to-maturity portfolio was comprised of $361.1 million of agency mortgage-backed securities, and $60.2 million of tax-exempt municipal bonds. During the second quarter of 2021, the Company purchased $141.6 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.53% and an average life of 5.84 years. During the first six months of 2021, the Company purchased $182.0 million of agency mortgage-backed securities (securities held-to-maturity), with a book yield of 1.53% and an average life of 5.36 years.
●	The loan portfolio remains well-diversified as reflected in the following table which summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category for the periods indicated:

LOANS	June 30, 2021		March 31, 2021		June 30, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$557,686	20%	$559,698	20%	$553,843	21%
Paycheck Protection Program Loans	286,461	10%	349,744	13%	324,550	12%
Real estate:
CRE - owner occupied	583,091	21%	568,637	21%	553,463	21%
CRE - non-owner occupied	742,135	26%	700,117	26%	725,776	27%
Land and construction	129,426	4%	159,504	6%	138,284	5%
Home equity	107,873	4%	104,303	4%	112,679	4%
Multifamily	198,771	7%	168,917	6%	169,637	6%
Residential mortgages	205,904	7%	82,181	3%	95,033	3%
Consumer and other	21,519	1%	19,872	1%	22,759	1%
Total Loans	2,832,866	100%	2,712,973	100%	2,696,024	100%
Deferred loan costs (fees), net	(8,070)	—	(8,266)	—	(9,635)	—
Loans, net of deferred costs and fees	$2,824,796	100%	$2,704,707	100%	$2,686,389	100%

●	Loans, excluding loans held-for-sale, increased $138.4 million, or 5%, to $2.82 billion at June 30, 2021, compared to $2.69 billion at June 30, 2020, and increased $120.1 million, or 4% from $2.70 billion at March 31, 2021. Total loans at June 30, 2021 included $286.5 million of PPP loans, compared to $324.6 million of PPP loans at June 30, 2020 and $349.7 million of PPP loans at March 31, 2021.

●	Commercial and industrial line usage remained flat at 27% at June 30, 2021 and June 30, 2020, and 28% at March 31, 2021.

●	At June 30, 2021, 44% of the CRE loan portfolio was secured by owner-occupied real estate.

●	At June 30, 2021, approximately 44% of the Company’s loan portfolio consisted of floating interest rate loans.

●	The following table summarizes the allowance for credit losses on loans for the periods indicated:

	For the Quarter Ended			For the Six Months Ended
ALLOWANCE FOR CREDIT LOSSES ON LOANS	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Balance at beginning of period	$44,296	$44,400	$44,703	$44,400	$23,285
Charge-offs during the period	(105)	(263)	(465)	(368)	(1,138)
Recoveries during the period	258	1,671	92	1,929	343
Net recoveries (charge-offs) during the period	153	1,408	(373)	1,561	(795)
Impact of adopting Topic 326	—	—	—		8,570
Provision for (recapture of) credit losses on loans during the period	(493)	(1,512)	1,114	(2,005)	14,384
Balance at end of period	$43,956	$44,296	$45,444	$43,956	$45,444

Total loans, net of deferred fees	$2,824,796	$2,704,707	$2,686,389	$2,824,796	$2,686,389
Total nonperforming loans	$6,180	$5,593	$9,125	$6,180	$9,125
Allowance for credit losses on loans ("ACLL") to total loans	1.56%	1.64%	1.69%	1.56%	1.69%
ACLL to total nonperforming loans	711.26%	791.99%	498.02%	711.26%	498.02%

●	The ACLL was 1.56% of total loans at June 30, 2021 and the ACLL to total nonperforming loans was 711.26% at June 30, 2021. The ACLL was 1.69% of total loans and the ACLL to nonperforming loans was 498.02% at June 30, 2020. The ACLL was 1.64% of total loans at March 31, 2021 and the ACLL to total nonperforming loans was 791.99% at March 31, 2021. The ACLL to total loans, excluding PPP loans, was 1.73% at June 30, 2021, 1.92% at June 30, 2020 and 1.88% at March 31, 2021.

●	The following table shows the drivers of change in ACLL under CECL for each of the first two quarters of 2021:

DRIVERS OF CHANGE IN ACLL UNDER CECL
(in $000’s, unaudited)
ALLL at December 31, 2020	$44,400
Net recoveries during the first quarter of 2021	1,408
Portfolio changes during the first quarter of 2021	313
Economic and qualitative factor changes during the first quarter of 2021	(1,825)
ACLL at March 31, 2021	44,296
Net recoveries during the second quarter of 2021	153
Portfolio changes during the second quarter of 2021	2,153
Economic and qualitative factor changes during the second quarter of 2021	(2,646)
ACLL at June 30, 2021	$43,956

●	Net recoveries totaled $153,000 for the second quarter of 2021, compared to net charge-offs of $373,000 for the second quarter of 2020, and net recoveries of $1.4 million for the first quarter of 2021.

●	The following is a breakout of NPAs at the periods indicated:

	End of Period:
NONPERFORMING ASSETS	June 30, 2021		March 31, 2021		June 30, 2020
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
CRE loans	$2,923	47%	$2,973	53%	$3,679	40%
Commercial loans	1,793	29%	1,985	36%	2,416	27%
Restructured and loans over 90 days past due and still accruing	889	14%	51	1%	668	7%
Consumer and other loans	407	7%	407	7%	1,464	16%
Home equity loans	168	3%	177	3%	898	10%
Total nonperforming assets	$6,180	100%	$5,593	100%	$9,125	100%

●	NPAs totaled $6.2 million, or 0.12% of total assets, at June 30, 2021, compared to $9.1 million, or 0.20% of total assets, at June 30, 2020, $5.6 million, or 0.11% of total assets, at March 31, 2021.

●	There were no foreclosed assets on the balance sheet at June 30, 2021, June 30, 2020, or March 31, 2021.

●	Classified assets increased to $32.4 million, or 0.64% of total assets, at June 30, 2021, compared to $31.5 million, or 0.68% of total assets, at June 30, 2020, and decreased from $33.4 million, or 0.67% of total assets, at March 31, 2021.

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category for the periods indicated:

DEPOSITS	June 30, 2021		March 31, 2021		June 30, 2020
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,840,516	42%	$1,813,962	42%	$1,714,058	42%
Demand, interest-bearing	1,140,867	26%	1,101,807	26%	934,780	24%
Savings and money market	1,174,587	27%	1,189,566	28%	1,091,740	28%
Time deposits — under $250	42,118	1%	42,596	1%	49,493	2%
Time deposits — $250 and over	110,111	3%	102,508	2%	93,822	3%
CDARS — interest-bearing demand,
money market and time deposits	36,273	1%	28,663	1%	16,333	1%
Total deposits	$4,344,472	100%	$4,279,102	100%	$3,900,226	100%

●	Total deposits increased $444.2 million, or 11%, to $4.34 billion at June 30, 2021, compared to $3.90 billion at June 30, 2020. Total deposits increased $65.4 million, or 2%, from $4.28 billion at March 31, 2021.

●	Deposits, excluding all time deposits and CDARS deposits, increased $415.4 million, or 11%, to $4.16 billion at June 30, 2021, compared to $3.74 billion at June 30, 2020. Deposits, excluding all time deposits and CDARS increased $50.6 million, or 1%, to $4.16 billion at June 30, 2021, compared to $4.11 billion at March 31, 2021.

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the Basel III prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at June 30, 2021, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	Basel III PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirement (1)
Total Capital	15.6%	15.0%	10.0%	10.5%
Tier 1 Capital	13.3%	13.9%	8.0%	8.5%
Common Equity Tier 1 Capital	13.3%	13.9%	6.5%	7.0%
Tier 1 Leverage	8.6%	9.0%	5.0%	4.0%

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the leverage ratio.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, for the periods indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2021	2021	2020
Unrealized gain on securities available-for-sale	$2,673	$3,113	$5,767
Remaining unamortized unrealized gain on securities
available-for-sale transferred to held-to-maturity	243	252	280
Split dollar insurance contracts liability	(6,142)	(6,148)	(4,865)
Supplemental executive retirement plan liability	(8,504)	(8,699)	(6,707)
Unrealized gain on interest-only strip from SBA loans	198	214	345
Total accumulated other comprehensive loss	$(11,532)	$(11,268)	$(5,180)

♦	Tangible equity was $400.6 million at June 30, 2021, compared to $388.6 million at June 30, 2020, and $398.1 million at March 31, 2021. Tangible book value per share was $6.65 at June 30, 2021, compared to $6.49 at June 30, 2020, and $6.64 at March 31, 2021.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, Sunnyvale, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Forward-Looking Statement Disclaimer

These forward-looking statements are subject to various risks and uncertainties that may be outside our control and our actual results could differ materially from our projected results. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission (“SEC”), Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the following: (1) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (2) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; (3) our ability to anticipate interest rate changes and manage interest rate risk; (4) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (5) volatility in credit and equity markets and its effect on the global economy; (6) our ability to effectively compete with other banks and financial services companies and the effects of competition in the financial services industry on our business; (7) our ability to achieve loan growth and attract deposits; (8) risks associated with concentrations in real estate related loans; (9) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related asset and market prices; (10) other than temporary impairment charges to our securities portfolio; (11) changes in the level of NPAs and charge offs and other credit quality measures, and their impact on the adequacy of the Company’s allowance for credit losses and the Company’s provision for credit losses; (12) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (13) regulatory limits on Heritage Bank of Commerce’s ability to pay dividends to the Company; (14) changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases; (15) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (16) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with customers and adversely affect our business, results of operations and growth prospects; (17) possible adjustment of the valuation of our deferred tax assets; (18) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft; (19) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (20) risks of loss of funding of SBA or SBA loan programs, or changes in those programs; (21) compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (22) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (23) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (24) costs and effects of legal and regulatory developments, including resolution of regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (25) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (26) availability of and competition for acquisition opportunities; (27) risks resulting from domestic terrorism; (28) risks of natural disasters (including earthquakes) and other events beyond our control; (29) the effect of the COVID-19 pandemic, and other infectious illness outbreaks that may arise in the future, on the Bank’s customers, employees, businesses, liquidity, financial results and overall condition and which has created significant uncertainties in U.S. and global markets, including our customers' ability to make timely payments on obligations, and operating expense due to alternative approaches to doing business; (30) changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the SBA Paycheck Protection Program (“PPP”), the Federal Reserve Board's efforts to provide liquidity to the financial system and provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic; (31) the Bank's participation as a lender in the PPP and similar programs and its effect on the Bank's liquidity, financial results, businesses and customers, including the availability of program funds and the ability of customers to comply with requirements and otherwise perform with respect to loans obtained under such programs; (32) our success in managing the risks involved in the foregoing factors.

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000’s, unaudited)	2021	2021	2020	2021	2020	2021	2020	Change
Interest income	$36,632	$36,761	$37,132	0%	(1)%	$73,393	$78,074	(6)%
Interest expense	1,756	1,803	2,192	(3)%	(20)%	3,559	4,554	(22)%
Net interest income before provision
for credit losses on loans	34,876	34,958	34,940	0%	0%	69,834	73,520	(5)%
Provision for (recapture of) credit losses on loans	(493)	(1,512)	1,114	67%	(144)%	(2,005)	14,384	(114)%
Net interest income after provision
for credit losses on loans	35,369	36,470	33,826	(3)%	5%	71,839	59,136	21%
Noninterest income:
Service charges and fees on deposit accounts	659	601	650	10%	1%	1,260	1,619	(22)%
Increase in cash surrender value of
life insurance	458	456	458	0%	0%	914	916	0%
Gain on proceeds from company owned life insurance	396	66	—	500%	N/A	462	—	N/A
Servicing income	104	182	205	(43)%	(49)%	286	388	(26)%
Gain on sales of SBA loans	83	550	—	(85)%	N/A	633	67	845%
Gain on sales of securities	—	—	170	N/A	(100)%	—	270	(100)%
Gain on the disposition of foreclosed assets	—	—	—	N/A	N/A	—	791	(100)%
Other	469	446	595	5%	(21)%	915	1,220	(25)%
Total noninterest income	2,169	2,301	2,078	(6)%	4%	4,470	5,271	(15)%
Noninterest expense:
Salaries and employee benefits	12,572	13,958	12,300	(10)%	2%	26,530	26,503	0%
Occupancy and equipment	2,247	2,274	1,766	(1)%	27%	4,521	3,538	28%
Professional fees	1,771	1,719	1,155	3%	53%	3,490	2,590	35%
Other	9,185	5,293	5,791	74%	59%	14,478	14,155	2%
Total noninterest expense	25,775	23,244	21,012	11%	23%	49,019	46,786	5%
Income before income taxes	11,763	15,527	14,892	(24)%	(21)%	27,290	17,621	55%
Income tax expense	2,950	4,323	4,274	(32)%	(31)%	7,273	5,142	41%
Net income	$8,813	$11,204	$10,618	(21)%	(17)%	$20,017	$12,479	60%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.15	$0.19	$0.18	(23)%	(19)%	$0.33	$0.21	59%
Diluted earnings per share	$0.15	$0.19	$0.18	(24)%	(19)%	$0.33	$0.21	57%
Weighted average shares outstanding - basic	60,089,327	59,926,816	59,420,592	0%	1%	60,008,071	59,353,759	1%
Weighted average shares outstanding - diluted	60,730,141	60,404,213	60,112,423	1%	1%	60,572,457	60,152,487	1%
Common shares outstanding at period-end	60,202,766	59,932,334	59,856,767	0%	1%	60,202,766	59,856,767	1%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.26	$0.26	0%
Book value per share	$9.69	$9.71	$9.60	0%	1%	$9.69	$9.60	1%
Tangible book value per share	$6.65	$6.64	$6.49	0%	2%	$6.65	$6.49	2%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.06%	7.85%	7.45%	(23)%	(19)%	6.95%	4.36%	59%
Annualized return on average tangible equity	8.84%	11.50%	11.06%	(23)%	(20)%	10.16%	6.45%	58%
Annualized return on average assets	0.70%	0.95%	0.96%	(26)%	(27)%	0.82%	0.59%	39%
Annualized return on average tangible assets	0.73%	0.99%	1.01%	(26)%	(28)%	0.85%	0.62%	37%
Net interest margin (FTE)	3.00%	3.22%	3.46%	(7)%	(13)%	3.10%	3.83%	(19)%
Efficiency ratio	69.58%	62.38%	56.76%	12%	23%	65.97%	59.38%	11%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,047,097	$4,773,878	$4,434,238	6%	14%	$4,911,242	$4,233,693	16%
Average tangible assets	$4,863,814	$4,589,861	$4,247,522	6%	15%	$4,727,594	$4,046,583	17%
Average earning assets	$4,678,084	$4,419,963	$4,075,673	6%	15%	$4,549,736	$3,870,412	18%
Average loans held-for-sale	$4,053	$3,458	$3,617	17%	12%	$3,757	$2,941	28%
Average total loans	$2,790,368	$2,616,876	$2,683,476	7%	4%	$2,704,101	$2,597,468	4%
Average deposits	$4,307,555	$4,048,953	$3,720,850	6%	16%	$4,178,968	$3,524,331	19%
Average demand deposits - noninterest-bearing	$1,808,638	$1,712,903	$1,660,547	6%	9%	$1,761,035	$1,549,745	14%
Average interest-bearing deposits	$2,498,917	$2,336,050	$2,060,303	7%	21%	$2,417,933	$1,974,586	22%
Average interest-bearing liabilities	$2,538,747	$2,375,851	$2,099,982	7%	21%	$2,457,749	$2,014,376	22%
Average equity	$583,009	$579,157	$572,939	1%	2%	$581,094	$575,995	1%
Average tangible equity	$399,726	$395,140	$386,223	1%	3%	$397,446	$388,886	2%

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2020	2020
Interest income	$36,632	$36,761	$36,145	$36,252	$37,132
Interest expense	1,756	1,803	1,940	2,087	2,192
Net interest income before provision
for credit losses on loans	34,876	34,958	34,205	34,165	34,940
Provision for (recapture of) credit losses on loans	(493)	(1,512)	(1,348)	197	1,114
Net interest income after provision
for credit losses on loans	35,369	36,470	35,553	33,968	33,826
Noninterest income:
Service charges and fees on deposit accounts	659	601	608	632	650
Increase in cash surrender value of
life insurance	458	456	465	464	458
Gain on proceeds from company owned life insurance	396	66	—	—	—
Servicing income	104	182	98	187	205
Gain on sales of SBA loans	83	550	372	400	—
Gain on sales of securities	—	—	7	—	170
Gain on the disposition of foreclosed assets	—	—	—	—	—
Other	469	446	506	912	595
Total noninterest income	2,169	2,301	2,056	2,595	2,078
Noninterest expense:
Salaries and employee benefits	12,572	13,958	12,457	11,967	12,300
Occupancy and equipment	2,247	2,274	2,197	2,283	1,766
Professional fees	1,771	1,719	1,396	1,352	1,155
Other	9,185	5,293	5,507	5,566	5,791
Total noninterest expense	25,775	23,244	21,557	21,168	21,012
Income before income taxes	11,763	15,527	16,052	15,395	14,892
Income tax expense	2,950	4,323	4,429	4,198	4,274
Net income	$8,813	$11,204	$11,623	$11,197	$10,618

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.15	$0.19	$0.19	$0.19	$0.18
Diluted earnings per share	$0.15	$0.19	$0.19	$0.19	$0.18
Weighted average shares outstanding - basic	60,089,327	59,926,816	59,616,951	59,589,243	59,420,592
Weighted average shares outstanding - diluted	60,730,141	60,404,213	60,247,296	60,141,412	60,112,423
Common shares outstanding at period-end	60,202,766	59,932,334	59,917,457	59,914,987	59,856,767
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$9.69	$9.71	$9.64	$9.64	$9.60
Tangible book value per share	$6.65	$6.64	$6.57	$6.55	$6.49

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	6.06%	7.85%	7.99%	7.73%	7.45%
Annualized return on average tangible equity	8.84%	11.50%	11.75%	11.41%	11.06%
Annualized return on average assets	0.70%	0.95%	0.98%	0.98%	0.96%
Annualized return on average tangible assets	0.73%	0.99%	1.02%	1.02%	1.01%
Net interest margin (FTE)	3.00%	3.22%	3.15%	3.24%	3.46%
Efficiency ratio	69.58%	62.38%	59.45%	57.58%	56.76%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,047,097	$4,773,878	$4,703,154	$4,562,412	$4,434,238
Average tangible assets	$4,863,814	$4,589,861	$4,518,279	$4,376,533	$4,247,522
Average earning assets	$4,678,084	$4,419,963	$4,338,117	$4,203,902	$4,075,673
Average loans held-for-sale	$4,053	$3,458	$2,772	$5,169	$3,617
Average total loans	$2,790,368	$2,616,876	$2,652,019	$2,664,525	$2,683,476
Average deposits	$4,307,555	$4,048,953	$3,980,017	$3,846,652	$3,720,850
Average demand deposits - noninterest-bearing	$1,808,638	$1,712,903	$1,749,837	$1,700,972	$1,660,547
Average interest-bearing deposits	$2,498,917	$2,336,050	$2,230,180	$2,145,680	$2,060,303
Average interest-bearing liabilities	$2,538,747	$2,375,851	$2,269,960	$2,185,439	$2,099,982
Average equity	$583,009	$579,157	$578,560	$576,135	$572,939
Average tangible equity	$399,726	$395,140	$393,685	$390,256	$386,223

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
ASSETS
Cash and due from banks	$41,904	$36,534	$40,108	15%	4%
Other investments and interest-bearing deposits
in other financial institutions	1,286,418	1,406,520	885,792	(9)%	45%
Securities available-for-sale, at fair value	145,955	196,718	323,565	(26)%	(55)%
Securities held-to-maturity, at amortized cost	421,286	306,535	322,677	37%	31%
Loans held-for-sale - SBA, including deferred costs	4,344	2,834	4,324	53%	0%
Loans:
Commercial	557,686	559,698	553,843	0%	1%
SBA PPP loans	286,461	349,744	324,550	(18)%	(12)%
Real estate:
CRE - owner occupied	583,091	568,637	553,463	3%	5%
CRE - non-owner occupied	742,135	700,117	725,776	6%	2%
Land and construction	129,426	159,504	138,284	(19)%	(6)%
Home equity	107,873	104,303	112,679	3%	(4)%
Multifamily	198,771	168,917	169,637	18%	17%
Residential mortgages	205,904	82,181	95,033	151%	117%
Consumer and other	21,519	19,872	22,759	8%	(5)%
Loans	2,832,866	2,712,973	2,696,024	4%	5%
Deferred loan fees, net	(8,070)	(8,266)	(9,635)	(2)%	(16)%
Total loans, net of deferred costs and fees	2,824,796	2,704,707	2,686,389	4%	5%
Allowance for credit losses on loans	(43,956)	(44,296)	(45,444)	(1)%	(3)%
Loans, net	2,780,840	2,660,411	2,640,945	5%	5%
Company-owned life insurance	77,393	77,421	76,944	0%	1%
Premises and equipment, net	10,040	10,220	9,500	(2)%	6%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	15,177	15,931	18,593	(5)%	(18)%
Accrued interest receivable and other assets	121,887	120,635	124,322	1%	(2)%
Total assets	$5,072,875	$5,001,390	$4,614,401	1%	10%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,840,516	$1,813,962	$1,714,058	1%	7%
Demand, interest-bearing	1,140,867	1,101,807	934,780	4%	22%
Savings and money market	1,174,587	1,189,566	1,091,740	(1)%	8%
Time deposits-under $250	42,118	42,596	49,493	(1)%	(15)%
Time deposits-$250 and over	110,111	102,508	93,822	7%	17%
CDARS - money market and time deposits	36,273	28,663	16,333	27%	122%
Total deposits	4,344,472	4,279,102	3,900,226	2%	11%
Subordinated debt, net of issuance costs	39,832	39,786	39,646	0%	0%
Accrued interest payable and other liabilities	105,127	100,839	99,722	4%	5%
Total liabilities	4,489,431	4,419,727	4,039,594	2%	11%

Shareholders’ Equity:
Common stock	495,665	494,617	492,333	0%	1%
Retained earnings	99,311	98,314	87,654	1%	13%
Accumulated other comprehensive loss	(11,532)	(11,268)	(5,180)	(2)%	(123)%
Total shareholders' equity	583,444	581,663	574,807	0%	2%
Total liabilities and shareholders’ equity	$5,072,875	$5,001,390	$4,614,401	1%	10%

	End of Period:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2020	2020
ASSETS
Cash and due from banks	$41,904	$36,534	$30,598	$33,353	$40,108
Other investments and interest-bearing deposits
in other financial institutions	1,286,418	1,406,520	1,100,475	926,915	885,792
Securities available-for-sale, at fair value	145,955	196,718	235,774	294,438	323,565
Securities held-to-maturity, at amortized cost	421,286	306,535	297,389	295,609	322,677
Loans held-for-sale - SBA, including deferred costs	4,344	2,834	1,699	3,565	4,324
Loans:
Commercial	557,686	559,698	555,707	574,359	553,843
SBA PPP loans	286,461	349,744	290,679	323,550	324,550
Real estate:
CRE - owner occupied	583,091	568,637	560,362	561,528	553,463
CRE - non-owner occupied	742,135	700,117	693,103	713,563	725,776
Land and construction	129,426	159,504	144,594	142,632	138,284
Home equity	107,873	104,303	111,885	111,468	112,679
Multifamily	198,771	168,917	166,425	169,791	169,637
Residential mortgages	205,904	82,181	85,116	91,077	95,033
Consumer and other	21,519	19,872	18,116	17,511	22,759
Loans	2,832,866	2,712,973	2,625,987	2,705,479	2,696,024
Deferred loan fees, net	(8,070)	(8,266)	(6,726)	(8,463)	(9,635)
Total loans, net of deferred fees	2,824,796	2,704,707	2,619,261	2,697,016	2,686,389
Allowance for credit losses on loans	(43,956)	(44,296)	(44,400)	(45,422)	(45,444)
Loans, net	2,780,840	2,660,411	2,574,861	2,651,594	2,640,945
Company-owned life insurance	77,393	77,421	77,523	77,059	76,944
Premises and equipment, net	10,040	10,220	10,459	10,412	9,500
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	15,177	15,931	16,664	17,628	18,593
Accrued interest receivable and other assets	121,887	120,635	121,041	128,581	124,322
Total assets	$5,072,875	$5,001,390	$4,634,114	$4,606,785	$4,614,401

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,840,516	$1,813,962	$1,661,655	$1,698,027	$1,714,058
Demand, interest-bearing	1,140,867	1,101,807	960,179	926,041	934,780
Savings and money market	1,174,587	1,189,566	1,119,968	1,108,252	1,091,740
Time deposits-under $250	42,118	42,596	45,027	46,684	49,493
Time deposits-$250 and over	110,111	102,508	103,746	92,276	93,822
CDARS - money market and time deposits	36,273	28,663	23,911	19,121	16,333
Total deposits	4,344,472	4,279,102	3,914,486	3,890,401	3,900,226
Subordinated debt, net of issuance costs	39,832	39,786	39,740	39,693	39,646
Accrued interest payable and other liabilities	105,127	100,839	101,999	98,884	99,722
Total liabilities	4,489,431	4,419,727	4,056,225	4,028,978	4,039,594

Shareholders’ Equity:
Common stock	495,665	494,617	493,707	493,126	492,333
Retained earnings	99,311	98,314	94,899	91,065	87,654
Accumulated other comprehensive loss	(11,532)	(11,268)	(10,717)	(6,384)	(5,180)
Total shareholders' equity	583,444	581,663	577,889	577,807	574,807
Total liabilities and shareholders’ equity	$5,072,875	$5,001,390	$4,634,114	$4,606,785	$4,614,401

	End of Period:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2021	2020
Nonaccrual loans - held-for-investment	$5,291	$5,542	$8,457	(5)%	(37)%
Restructured and loans over 90 days past due
and still accruing	889	51	668	1643%	33%
Total nonperforming loans	6,180	5,593	9,125	10%	(32)%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$6,180	$5,593	$9,125	10%	(32)%
Other restructured loans still accruing	$93	$152	$64	(39)%	45%
Net charge-offs (recoveries) during the quarter	$(153)	$(1,408)	$373	89%	(141)%
Provision for (recapture of) credit losses on loans during the quarter	$(493)	$(1,512)	$1,114	67%	(144)%
Allowance for credit losses on loans	$43,956	$44,296	$45,444	(1)%	(3)%
Classified assets	$32,402	$33,420	$31,452	(3)%	3%
Allowance for credit losses on loans to total loans	1.56%	1.64%	1.69%	(5)%	(8)%
Allowance for credit losses on loans to total nonperforming loans	711.26%	791.99%	498.02%	(10)%	43%
Nonperforming assets to total assets	0.12%	0.11%	0.20%	9%	(40)%
Nonperforming loans to total loans	0.22%	0.21%	0.34%	5%	(35)%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	0%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	0%	0%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$400,636	$398,101	$388,583	1%	3%
Shareholders’ equity / total assets	11.50%	11.63%	12.46%	(1)%	(8)%
Tangible common equity / tangible assets (2)	8.19%	8.26%	8.78%	(1)%	(7)%
Loan to deposit ratio	65.02%	63.21%	68.88%	3%	(6)%
Noninterest-bearing deposits / total deposits	42.36%	42.39%	43.95%	0%	(4)%
Total capital ratio	15.6%	16.5%	15.9%	(5)%	(2)%
Tier 1 capital ratio	13.3%	14.0%	13.4%	(5)%	(1)%
Common Equity Tier 1 capital ratio	13.3%	14.0%	13.4%	(5)%	(1)%
Tier 1 leverage ratio	8.6%	9.1%	9.4%	(5)%	(9)%
Heritage Bank of Commerce:
Total capital ratio	15.0%	15.8%	15.1%	(5)%	(1)%
Tier 1 capital ratio	13.9%	14.7%	14.0%	(5)%	(1)%
Common Equity Tier 1 capital ratio	13.9%	14.7%	14.0%	(5)%	(1)%
Tier 1 leverage ratio	9.0%	9.5%	9.9%	(5)%	(9)%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	End of Period:
CREDIT QUALITY DATA	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2021	2021	2020	2020	2020
Nonaccrual loans - held-for-investment	$5,291	$5,542	$7,788	$9,661	$8,457
Restructured and loans over 90 days past due
and still accruing	889	51	81	601	668
Total nonperforming loans	6,180	5,593	7,869	10,262	9,125
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$6,180	$5,593	$7,869	$10,262	$9,125
Other restructured loans still accruing	$93	$152	$169	$98	$64
Net charge-offs (recoveries) during the quarter	$(153)	$(1,408)	$(326)	$219	$373
Provision for (recapture of) credit losses on loans during the quarter	$(493)	$(1,512)	$(1,348)	$197	$1,114
Allowance for credit losses on loans	$43,956	$44,296	$44,400	$45,422	$45,444
Classified assets	$32,402	$33,420	$34,028	$33,024	$31,452
Allowance for credit losses on loans to total loans	1.56%	1.64%	1.70%	1.68%	1.69%
Allowance for credit losses on loans to total nonperforming loans	711.26%	791.99%	564.24%	442.62%	498.02%
Nonperforming assets to total assets	0.12%	0.11%	0.17%	0.22%	0.20%
Nonperforming loans to total loans	0.22%	0.21%	0.30%	0.38%	0.34%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	7%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	7%	7%	7%	7%	7%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$400,636	$398,101	$393,594	$392,548	$388,583
Shareholders’ equity / total assets	11.50%	11.63%	12.47%	12.54%	12.46%
Tangible common equity / tangible assets (2)	8.19%	8.26%	8.85%	8.88%	8.78%
Loan to deposit ratio	65.02%	63.21%	66.91%	69.32%	68.88%
Noninterest-bearing deposits / total deposits	42.36%	42.39%	42.45%	43.65%	43.95%
Total capital ratio	15.6%	16.5%	16.5%	16.0%	15.9%
Tier 1 capital ratio	13.3%	14.0%	14.0%	13.5%	13.4%
Common Equity Tier 1 capital ratio	13.3%	14.0%	14.0%	13.5%	13.4%
Tier 1 leverage ratio	8.6%	9.1%	9.1%	9.3%	9.4%
Heritage Bank of Commerce:
Total capital ratio	15.0%	15.8%	15.8%	15.2%	15.1%
Tier 1 capital ratio	13.9%	14.7%	14.6%	14.1%	14.0%
Common Equity Tier 1 capital ratio	13.9%	14.7%	14.6%	14.1%	14.0%
Tier 1 leverage ratio	9.0%	9.5%	9.5%	9.7%	9.9%

(1)	Represents shareholders' equity minus goodwill and other intangible assets
(2)	Represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets

	For the Quarter Ended			For the Quarter Ended
	June 30, 2021			June 30, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,794,421	$33,439	4.80%	$2,687,093	$32,845	4.92%
Securities - taxable	479,419	1,944	1.63%	611,709	3,155	2.07%
Securities - exempt from Federal tax (3)	62,257	511	3.29%	76,160	612	3.23%
Other investments and interest-bearing deposits
in other financial institutions	1,341,987	845	0.25%	700,711	648	0.37%
Total interest earning assets (3)	4,678,084	36,739	3.15%	4,075,673	37,260	3.68%
Cash and due from banks	42,449			37,716
Premises and equipment, net	10,147			9,096
Goodwill and other intangible assets	183,283			186,716
Other assets	133,134			125,037
Total assets	$5,047,097			$4,434,238

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,808,638			$1,660,547

Demand, interest-bearing	1,139,090	477	0.17%	890,158	525	0.24%
Savings and money market	1,179,321	528	0.18%	1,009,078	794	0.32%
Time deposits - under $100	15,335	8	0.21%	17,825	18	0.41%
Time deposits - $100 and over	133,935	164	0.49%	127,877	277	0.87%
CDARS - money market and time deposits	31,236	2	0.03%	15,365	1	0.03%
Total interest-bearing deposits	2,498,917	1,179	0.19%	2,060,303	1,615	0.32%
Total deposits	4,307,555	1,179	0.11%	3,720,850	1,615	0.17%

Subordinated debt, net of issuance costs	39,802	577	5.81%	39,617	577	5.86%
Short-term borrowings	28	—	0.00%	62	—	0.00%
Total interest-bearing liabilities	2,538,747	1,756	0.28%	2,099,982	2,192	0.42%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,347,385	1,756	0.16%	3,760,529	2,192	0.23%
Other liabilities	116,703			100,770
Total liabilities	4,464,088			3,861,299
Shareholders’ equity	583,009			572,939
Total liabilities and shareholders’ equity	$5,047,097			$4,434,238

Net interest income (3) / margin		34,983	3.00%		35,068	3.46%
Less tax equivalent adjustment (3)		(107)			(128)
Net interest income		$34,876			$34,940

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,192,000 for the second quarter of 2021 (of which $1,876,000 was from PPP loans), compared to $773,000 for the second quarter of 2020 (of which $637,000 was from PPP loans).
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2021			March 31, 2021
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,794,421	$33,439	4.80%	$2,620,334	$33,836	5.24%
Securities - taxable	479,419	1,944	1.63%	436,858	1,728	1.60%
Securities - exempt from Federal tax (3)	62,257	511	3.29%	66,513	542	3.30%
Other investments and interest-bearing deposits
in other financial institutions	1,341,987	845	0.25%	1,296,258	768	0.24%
Total interest earning assets (3)	4,678,084	36,739	3.15%	4,419,963	36,874	3.38%
Cash and due from banks	42,449			40,823
Premises and equipment, net	10,147			10,369
Goodwill and other intangible assets	183,283			184,017
Other assets	133,134			118,706
Total assets	$5,047,097			$4,773,878

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,808,638			$1,712,903

Demand, interest-bearing	1,139,090	477	0.17%	1,026,210	479	0.19%
Savings and money market	1,179,321	528	0.18%	1,137,837	572	0.20%
Time deposits - under $100	15,335	8	0.21%	15,900	9	0.23%
Time deposits - $100 and over	133,935	164	0.49%	130,843	171	0.53%
CDARS - money market and time deposits	31,236	2	0.03%	25,260	1	0.02%
Total interest-bearing deposits	2,498,917	1,179	0.19%	2,336,050	1,232	0.21%
Total deposits	4,307,555	1,179	0.11%	4,048,953	1,232	0.12%

Subordinated debt, net of issuance costs	39,802	577	5.81%	39,757	571	5.82%
Short-term borrowings	28	—	0.00%	44	—	0.00%
Total interest-bearing liabilities	2,538,747	1,756	0.28%	2,375,851	1,803	0.31%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,347,385	1,756	0.16%	4,088,754	1,803	0.18%
Other liabilities	116,703			105,967
Total liabilities	4,464,088			4,194,721
Shareholders’ equity	583,009			579,157
Total liabilities and shareholders’ equity	$5,047,097			$4,773,878

Net interest income (3) / margin		34,983	3.00%		35,071	3.22%
Less tax equivalent adjustment (3)		(107)			(113)
Net interest income		$34,876			$34,958

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $2,192,000 for the second quarter of 2021 (of which $1,876,000 was from PPP loans), compared to $3,689,000 for the first quarter of 2021 (of which $3,401,000 was from PPP loans).
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2021			June 30, 2020
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$2,707,858	$67,275	5.01%	$2,600,409	$67,627	5.23%
Securities - taxable	458,256	3,672	1.62%	641,004	7,103	2.23%
Securities - exempt from Federal tax (3)	64,373	1,053	3.30%	78,265	1,259	3.23%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	1,319,249	1,613	0.25%	550,734	2,349	0.86%
Total interest earning assets (3)	4,549,736	73,613	3.26%	3,870,412	78,338	4.07%
Cash and due from banks	41,640			41,128
Premises and equipment, net	10,257			8,851
Goodwill and other intangible assets	183,648			187,110
Other assets	125,961			126,192
Total assets	$4,911,242			$4,233,693

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,761,035			$1,549,745

Demand, interest-bearing	1,082,962	956	0.18%	845,479	1,067	0.25%
Savings and money market	1,158,693	1,100	0.19%	964,750	1,708	0.36%
Time deposits - under $100	15,616	17	0.22%	18,301	40	0.44%
Time deposits - $100 and over	132,397	335	0.51%	130,096	582	0.90%
CDARS - money market and time deposits	28,265	3	0.02%	15,960	3	0.04%
Total interest-bearing deposits	2,417,933	2,411	0.20%	1,974,586	3,400	0.35%
Total deposits	4,178,968	2,411	0.12%	3,524,331	3,400	0.19%

Subordinated debt, net of issuance costs	39,780	1,148	5.82%	39,594	1,154	5.86%
Short-term borrowings	36	—	0.00%	196	—	0.00%
Total interest-bearing liabilities	2,457,749	3,559	0.29%	2,014,376	4,554	0.45%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,218,784	3,559	0.17%	3,564,121	4,554	0.26%
Other liabilities	111,364			93,577
Total liabilities	4,330,148			3,657,698
Shareholders’ equity	581,094			575,995
Total liabilities and shareholders’ equity	$4,911,242			$4,233,693

Net interest income (3) / margin		70,054	3.10%		73,784	3.83%
Less tax equivalent adjustment (3)		(220)			(264)
Net interest income		$69,834			$73,520

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balance.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $5,881,000 for the first six months ended June 30, 2021 (of which $5,277,000 was from PPP loans), compared to $912,000 for the first six months ended June 30, 2020 (of which $637,000 was from PPP loans).
(3)	Reflects the FTE adjustment for Federal tax-exempt income based on a 21%.